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                                                                    Exhibit 5.01

                                                                    SB 333-###)

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington D.C. 20549


Re: St. Joe Corporation Registration Statement on Form S-3


Dear Sirs:

     I am General Counsel of St. Joe Corporation, a Florida corporation (the "Company"). I refer you to the Registration Statement on Form S-3 (Reg. No. 333-) (the "Registration Statement") filed by the Company on December 16, 1997 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of the sale of 4,600,000 shares of the Company's common stock, no par value (the "Common Stock") by the Alfred I. duPont Testamentary Trust in an underwritten public offering.

     I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate in connection with this opinion.

     In this examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as original documents and the conformity to original documents of all documents submitted to me a copies. Based upon the foregoing, I am of the opinion that the shares of Common Stock to be sold in the offering are duly authorized, validly issued, fully paid and non-assessable.

     No opinion is expressed herein as to the laws of any jurisdiction other than the laws of the United States of America and the State of Florida.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.




                                               Very truly yours,


                                               /s/ ROBERT M. RHODES
                                               Robert M. Rhodes
                                               Senior Vice President
                                               and General counsel